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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 31, 2003



                           Champion Enterprises, Inc.
             (Exact name of registrant as specified in its charter)



                                    Michigan
                 (State or other jurisdiction of incorporation)



       1-9751                                              38-2743168
(Commission File Number)                      (IRS Employer Identification No.)


          2701 Cambridge Court, Suite 300, Auburn Hills, Michigan 48326
               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code: 248/340-9090


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Item 5.  Other Events.

         On January 31, 2003, Champion Enterprises, Inc. ("Champion"), and Fletcher International, Ltd. ("Fletcher"), agreed to amend the Certificate of Rights and Preferences (the "Certificate") relating to Champion's Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock") to permit an adjustment to the conversion price of the Series C Preferred Stock as of January 31, 2003. The original Certificate provided for such an adjustment to occur as of June 29, 2003.

         The original Certificate provided that Fletcher had the right to convert all or any part of the Series C Preferred Stock into Champion Common Stock at a price of $9.6295 per share until June 29, 2003. On June 29, 2003 the conversion price would have been reset to equal 115% of the average market price of Champion Common Stock, as of June 29, 2003. The June 29, 2003 conversion price (subject to adjustment for stock splits and similar transactions) could not be less than $5.6644 nor more than $10.8332. As a result of the January 31, 2003 agreement, the conversion price adjustment provision was applied as of January 31, 2003 and the conversion price was reset, as of such date, to $5.6644, subject to adjustment for stock splits, recombinations, stock dividends and the like.

         In consideration for the amendment to the Certificate, Fletcher has agreed to convert 16,250 shares of Series C Preferred Stock, with an aggregate stated value of $16.25 million, into 2,868,794 shares of Champion Common Stock, on or prior to March 10, 2003.

         As of January 31, 2003, Fletcher held 25,000 shares of Series C Preferred Stock and 5,000 shares of Champion's Series B-1 Cumulative Convertible Preferred Stock (the "Series B-1 Preferred Stock"). During the three months ended December 28, 2002, Fletcher redeemed an aggregate of 15,000 shares of Series B-1 Preferred Stock in exchange for 2,648,115 shares of Champion Common Stock.


Item 7.  Exhibits.


Exhibit
Number
------
  4.1             First Amended and Restated Certificate of Rights and
                  Preferences of Series C Cumulative Convertible Preferred
                  Stock of Champion Enterprises, Inc.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CHAMPION ENTERPRISES, INC.



                                      /s/ Phyllis A. Knight
                                     -------------------------------------------
                                     Phyllis A. Knight, Executive Vice President
                                     and Chief Financial Officer




February 7, 2003







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                                INDEX TO EXHIBITS



Exhibit No.                              Description
-----------                              ------------

  4.1             First Amended and Restated Certificate of Rights and
                  Preferences of Series C Cumulative Convertible Preferred
                  Stock of Champion Enterprises, Inc.